Exhibit 3(i)

BB&T CORPORATION

ARTICLES OF INCORPORATION

As Restated April 25, 2013

BB&T CORPORATION

Articles of Incorporation

(As Restated effective April 25, 2013)

ARTICLE I

The name of the Corporation is BB&T Corporation.

ARTICLE II

The period of duration of the Corporation shall be unlimited and perpetual.

ARTICLE III

The purposes for which the Corporation is organized are:

(a) To act as a holding company; to operate, serve and conduct business as a holding company of one or more banks and other corporations; to acquire and own shares of stock or other interests in other businesses and corporations of any lawful character including without limitation, banks, insurance agencies, mortgage loan and servicing businesses, data processing businesses, factoring businesses, credit card businesses, farm and forestry management and agency businesses, and other financially related businesses; to furnish services of all types to and for such banks, corporations and businesses; and as shareholder or as owner of other interests in such banks, corporations and businesses, to exercise all rights, powers and privileges of ownership incident thereto.

(b) To itself operate insurance agencies; to make and acquire mortgage loans and render mortgage loan services; to render data processing services; to render factoring services; to operate consumer and small loan businesses and to make, acquire and service consumer and small loans; to organize, operate and manage mutual funds; to render travel services; to operate credit card businesses; to acquire, own and lease all types of equipment and property; to engage in farming and forestry; to render farm and forestry management and agency services and to engage in and operate all types of farming, agricultural and forestry businesses; to lend its own money; to act as agent or broker in procuring and making loans; and to render financial, management and business services of all types.

(c) To engage in, operate, conduct, perform or participate in every kind of financial, commercial, agricultural, mercantile, manufacturing, industrial, mining, transportation or other enterprise, business, work, contract, undertaking, venture, or operation.

(d) To carry on any other business to any extent and in any manner not prohibited by the laws of North Carolina, or, where the Corporation may seek to do business elsewhere, by local laws; and to engage in, operate and conduct any business which may be deemed adapted, directly or indirectly, to add to the profits of its principal businesses or to increase the value of its assets.

(e) To do all and everything necessary, suitable, expedient or proper for the accomplishment of any of the objects and purposes herein enumerated, or incidental to the powers herein named, or incidental to the protection or benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects or purposes of the Corporation, or which may be conveniently carried on in connection with any of the business of the Corporation, with all the powers now or hereafter conferred by the laws of North Carolina upon corporations of like character.

ARTICLE IV

(a) The Corporation shall have the authority to issue 2,000,000,000 shares of Common Stock, par value $5.00 each, and 5,000,000 shares of Preferred Stock, par value $5.00 each. The designations of each class are as follows:

1 The first class is Common Stock in the amount of 2,000,000,000 shares, par value $5.00 each share.

2. The second class is Preferred Stock in the amount of 5,000,000 shares, par value $5.00 each share. The Preferred Stock may be issued from time to time in one or more series, and authority is expressly vested in the Board of Directors without action of shareholders to divide the Preferred Stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established. Authority is expressly vested in the Board of Directors, without limitation, to determine: (i) The number of shares to constitute such series and the distinctive designation thereof; (ii) The dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of Preferred Stock; (iii) Whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (iv) Whether, and to what extent, the holders of one or more series of Preferred Stock shall enjoy voting rights, if any, in addition to those prescribed by law; (v) Whether, and upon what terms, Preferred Stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (vi) Whether, and upon what terms, the Preferred Stock, will be redeemable, and the preference, if any, to which the Preferred Stock will be entitled in the event of voluntary liquidation, dissolution or winding up of the Corporation.

(b) RESERVED.

(c) RESERVED.

(d) RESERVED.

(e) Series D Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series D Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series D Preferred Stock”). Each share of Series D Preferred Stock shall be identical in all respects to every other share of Series D Preferred Stock. Series D Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series D Preferred Stock shall be 23,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series D Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series D Preferred Stock.

Section 3. Definitions. As used herein with respect to Series D Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series D Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Parity Stock” means any other class or series of stock of the Corporation that ranks on parity with Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Preferred Director” shall have the meaning set forth in Section 7(c)(i) hereof.

“Redemption Price” shall have the meaning set forth in Section 6(a) hereof.

“Regulatory Capital Treatment Event” means the Corporation’s determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series D Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series D Preferred Stock is outstanding.

“Series D Preferred Stock” shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series D Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series D Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 or December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series D Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series D Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.85%. The record date for payment of dividends on the Series D Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series D Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series D Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series D Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period, and the Corporation shall have no obligation to pay, and the holders of Series D Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series D Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series D Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series D Preferred Stock and any Parity Stock, all dividends declared upon shares of Series D Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series D Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series D Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series D Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series D Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series D Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series D Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series D Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series D Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series D Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series D Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series D Preferred Stock at the time outstanding, on the Dividend Payment Date on May 1, 2017 or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series D Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of its intent to redeem, as provided in Subsection (b) below, all (but not less than all) of the shares of Series D Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series D Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series D Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series D Preferred Stock at the time outstanding, the shares of Series D Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series D Preferred Stock in proportion to the number of Series D Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series D Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series D Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series D Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series D Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series D Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series D Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series D Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series D Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends is a “Preferred Director”.

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series D Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series D Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series D Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series D Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series D Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii)

below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series D Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series D Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series D Preferred Stock and any other class or series of preferred stock that ranks on parity with Series D Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series D Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation’s board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series D Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series D Preferred Stock shall not have any rights to convert such Series D Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series D Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series D Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series D Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series D Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series D Preferred Stock are not subject to the operation of a sinking fund.

(f) Series E Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series E Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series E Preferred Stock”). Each share of Series E Preferred Stock shall be identical in all respects to every other share of Series E Preferred Stock. Series E Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series E Preferred Stock shall be 46,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series E Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series E Preferred Stock.

Section 3. Definitions. As used herein with respect to Series E Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Parity Stock” means any other class or series of stock of the Corporation that ranks on parity with Series E Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Preferred Stock for so long as (i) any Series D Preferred Stock is outstanding and (ii) the terms of the Series D Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series E Preferred Stock.

“Preferred Director” shall have the meaning set forth in Section 7(c)(i) hereof.

“Redemption Price” shall have the meaning set forth in Section 6(a) hereof.

“Regulatory Capital Treatment Event” means the Corporation’s determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series E Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series E Preferred Stock is outstanding.

“Series E Preferred Stock” shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series E Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series E Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 or December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series E Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series E Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.625%. The record date for payment of dividends on the Series E Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series E Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series E Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series E Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series E Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series E Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series E Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series E Preferred Stock and any Parity Stock, all dividends declared upon shares of Series E Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series E Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series E Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series E Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series E Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series E Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series E Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series E Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series E Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series E Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series E Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series E Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series E Preferred Stock at the time outstanding, on August 1, 2017 or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series E Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series E Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series E Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series E Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series E Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares of Series E Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series E Preferred Stock in proportion to the number of Series E Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series E Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series E Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series E Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series E Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series E Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series E Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series E Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series E Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series E Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series E Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends is a “Preferred Director”.

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series E Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series E Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series E Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series E Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series E Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series E Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series E Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series E Preferred Stock and any other class or series of preferred stock that ranks on parity with Series E Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series E Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation’s board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series E Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series E Preferred Stock shall not have any rights to convert such Series E Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series E Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series E Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series E Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series E Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series E Preferred Stock are not subject to the operation of a sinking fund.

(g) Series F Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series F Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series F Preferred Stock”). Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock. Series F Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series F Preferred Stock shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series F Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series F Preferred Stock.

Section 3. Definitions. As used herein with respect to Series F Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series F Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Parity Stock” means any other class or series of stock of the Corporation that ranks on parity with Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock and Series E Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock and Series E Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock and Series E Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series F Preferred Stock.

“Preferred Director” shall have the meaning set forth in Section 7(c)(i) hereof.

“Redemption Price” shall have the meaning set forth in Section 6(a) hereof.

“Regulatory Capital Treatment Event” means the Corporation’s determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series F Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series F Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series F Preferred Stock is outstanding.

“Series F Preferred Stock” shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series F Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series F Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 or December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series F Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.200%. The record date for payment of dividends on the Series F Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series F Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series F Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series F Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series F Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series F Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series F Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series F Preferred Stock and any Parity Stock, all dividends declared upon shares of Series F Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series F Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series F Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series F Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series F Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series F Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series F Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series F Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series F Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series F Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series F Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series F Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series F Preferred Stock at the time outstanding, on November 1, 2017 or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series F Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series F Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series F Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series F Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series F Preferred Stock at the time outstanding, the shares of Series F Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series F Preferred Stock in proportion to the number of Series F Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series F Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series F Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series F Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series F Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-

cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series F Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series F Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series F Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series F Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series F Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends is a “Preferred Director”.

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series F Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series F Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series F Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series F Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series F Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii)

below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series F Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series F Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series F Preferred Stock and any other class or series of preferred stock that ranks on parity with Series F Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series F Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation’s board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series F Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series F Preferred Stock shall not have any rights to convert such Series F Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series F Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series F Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series F Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series F Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series F Preferred Stock are not subject to the operation of a sinking fund.

ARTICLE V

The number and term of directors of the Corporation shall be fixed by or in accordance with the Bylaws.

ARTICLE VI

In addition to the general powers granted corporations under the laws of the State of North Carolina, the Corporation shall have full power and authority to do the following:

(a) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking either wholly or in part the liabilities, of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares of any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of the Corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

(b) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of North Carolina or any other state, territory or country; and to operate, manage and control such properties, or any of them either in the name of such other corporation or corporations or in the name of the Corporation, and while the owners of any of said shares of capital stock to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

(c) To promote or aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by the Corporation, and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other act or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

(d) To acquire by purchase, subscription, exchange, or in any other lawful manner, and to hold, receive, use, mortgage, pledge, sell, assign, transfer, exchange, dispose of, and otherwise deal in and with securities (which term, for the purpose of this Article VI, includes, without limitation of the generality thereof, shares of stock, other shares, bonds, debentures, notes, mortgages, or other obligations, and certificates, receipts, warrants, or other instruments representing rights or options to receive, purchase or subscribe for any of the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, trusts, partnerships, corporations, joint ventures, syndicates, or governments or subdivisions thereof; to pay for securities (as defined in this Article VI) (i) in cash, (ii) by exchange of shares of stock, bonds, or other evidences of indebtedness of the Corporation for such securities acquired, (iii) in cash and by such exchange of shares of stock, bonds or evidences of indebtedness, or (iv) in any other lawful manner; and to exercise, as owner or holder of any such securities as herein defined, any and all rights, powers and privileges in respect thereof.

ARTICLE VII

No holder of: (a) any shares of stock of any class of the Corporation, common or preferred, or (b) any options, rights or warrants to purchase any stock, or (c) any shares or obligations convertible into shares of any class shall be entitled as of right as such holder to purchase or to subscribe for any unissued shares of any class nor any increased shares to be issued by reason of any increase in the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures, or other securities convertible into shares of stock of the Corporation or carrying any right to purchase shares of stock of any class, whether now or hereafter authorized; and no such holder shall have any preemptive or preferential right to purchase or to subscribe for any unissued, additional or increased shares or any such bonds, certificates of indebtedness, debentures or other securities; but any such unissued, additional or increased shares of stock, and any such bonds, certificates of indebtedness, debentures or other securities convertible into shares of stock or carrying any right to purchase shares may be issued, sold, exchanged or disposed of from time to time by authority of the Board of Directors of the Corporation to such persons, firms, or corporations and for such consideration and upon such terms as the Board of Directors in the exercise of its discretion shall from time to time determine and deem advisable.

ARTICLE VIII

The Board of Directors of the Corporation shall have power by vote of a majority of the directors then holding office and without the assent or vote of the shareholders to adopt, make, alter, amend and rescind the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damage for breach of his duty as a director. Any repeal or modification of this Article IX shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLES OF AMENDMENT

OF

BB&T CORPORATION

BB&T Corporation, a corporation organized and existing under the laws of the State of North Carolina (the “Corporation”), for the purpose of amending its articles of incorporation to fix the preferences, limitations and relative rights of a new series of its Preferred Stock in accordance with the provisions of Sections 55-6-02 and 55-10-06 of the North Carolina Business Corporations Act, hereby submits these Articles of Amendment:

1. The name of the corporation is: BB&T CORPORATION.

2. The following text will be added to Article IV of the articles of incorporation (as restated effective April 25, 2013) of the Corporation to set forth the terms of the Corporation’s Series G Non-Cumulative Perpetual Preferred Stock, by adding a new section (h) to such Article IV:

(h) Series G Non-Cumulative Perpetual Preferred Stock.

Section 1.                Designation. The designation of the series of preferred stock shall be Series G Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the “Series G Preferred Stock”). Each share of Series G Preferred Stock shall be identical in all respects to every other share of Series G Preferred Stock. Series G Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.                Number of Shares. The number of authorized shares of Series G Preferred Stock shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series G Preferred Stock.

Section 3.                Definitions. As used herein with respect to Series G Preferred Stock:

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation hereafter authorized over which Series G Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Parity Stock” means any other class or series of stock of the Corporation that ranks on parity with Series G Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock and Series F Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock and Series F Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock and Series F Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series G Preferred Stock.

“Preferred Director” shall have the meaning set forth in Section 7(c)(i) hereof.

“Redemption Price” shall have the meaning set forth in Section 6(a) hereof.

“Regulatory Capital Treatment Event” means the Corporation’s determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series G Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series G Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series G Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series G Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series G Preferred Stock is outstanding.

“Series G Preferred Stock” shall have the meaning set forth in Section 1 hereof.

Section 4.                Dividends.

(a)               Rate. Holders of Series G Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series G Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 and December 1; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series G Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.200%. The record date for payment of dividends on the Series G Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series G Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b)               Non-Cumulative Dividends. Dividends on shares of Series G Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series G Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series G Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series G Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c)                Priority of Dividends. So long as any share of Series G Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series G Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series G Preferred Stock and any Parity Stock, all dividends declared upon shares of Series G Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series G Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series G Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series G Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series G Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5.                Liquidation Rights.

(a)               Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series G Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series G Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series G Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)               Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series G Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series G Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series G Preferred Stock and all such Parity Stock.

(c)                Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series G Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)               Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.                Redemption.

(a)               Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series G Preferred Stock at the time outstanding, on or after June 1, 2018, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series G Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the “Redemption Price”). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series G Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b)               Notice of Redemption. Notice of every redemption of shares of Series G Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2)

transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series G Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series G Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c)                Partial Redemption. In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares of Series G Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series G Preferred Stock in proportion to the number of Series G Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series G Preferred Stock shall be redeemed from time to time.

(d)               Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7.                Voting Rights. The holders of Series G Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a)               Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series G Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series G Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock.

(b)               Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series G Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series G Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

(c)                Special Voting Right.

(i)                 Voting Right. If and whenever dividends on the Series G Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series G Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series G Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends is a “Preferred Director”.

(ii)               Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series G Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series G Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series G Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series G Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series G Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii)             Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series G Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series G Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv)             Termination; Removal. Whenever full dividends have been paid regularly on the Series G Preferred Stock and any other class or series of preferred stock that ranks on parity with Series G Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series G Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation’s board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series G Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8.                Conversion. The holders of Series G Preferred Stock shall not have any rights to convert such Series G Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.                Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series G Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series G Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10.            Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series G Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11.            Unissued or Reacquired Shares. Shares of Series G Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12.            No Sinking Fund. Shares of Series G Preferred Stock are not subject to the operation of a sinking fund.

3. The amendment to the articles of incorporation contained herein was duly adopted by the Board of Directors of the Corporation on April 23, 2013 and the Executive Committee of the Board of Directors of the Corporation on April 23, 2013.

4. The amendment to the articles of incorporation contained herein does not require shareholder approval pursuant to Section 55-6-02 of the North Carolina Business Corporation Act because it creates a new series of shares of a class that has no outstanding shares and does not affect a series of a class of shares in one or more of the ways described in Section 55-10-04 of the North Carolina Business Corporation Act.

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IN WITNESS WHEREOF, BB&T Corporation has caused these Articles of Amendment to be signed by Hal S. Johnson, its Executive Vice President and Treasurer, this 26th day of April, 2013.

BB&T CORPORATION

By:      /s/ Hal S. Johnson
Name: Hal S. Johnson
Title:    Executive Vice President and
         Treasurer

Signature Page to Articles of Amendment of BB&T Corporation
(Series G Non-Cumulative Perpetual Preferred Stock)